Exhibit 99.1

March 24, 2004

FROM:	FOR:
The Carideo Group Inc.	Donaldson Company, Inc.
1250 One Financial Plaza	P.O. Box 1299
120 South Sixth Street	Minneapolis, Minnesota 55440
Minneapolis, Minnesota 55402	(NYSE: DCI)

Tony Carideo	Rich Sheffer
(612) 317-2880	(952) 887-3753
E-mail: tony@carideogroup.com	E-mail: rsheffer@mail.donaldson.com

FOR IMMEDIATE RELEASE

DONALDSON COMPANY ANNOUNCES
EXECUTIVE LEADERSHIP SUCCESSION PLAN

Bill Van Dyke to continue as chairman; Bill Cook appointed president and chief executive officer

        MINNEAPOLIS, March 24 — Donaldson Company, Inc. (NYSE:DCI) announced today that current chairman, president and chief executive officer, William G. Van Dyke, will retire in sixteen months at the end of the company’s fiscal year 2005. Donaldson’s board of directors has appointed William M. Cook president and chief executive officer effective August 1, 2004, in advance of Van Dyke’s planned retirement a year later at age 60. Cook, 50, is currently senior vice president, international.

        As part of a succession plan developed by the Donaldson board, Bill Van Dyke will remain as board chairman until August 2005 and maintain active involvement throughout the transition. Bill Cook will join the board of directors effective May 19, 2004.

        “While today’s announcement is the first public commentary on Donaldson’s leadership succession plans, the board and I have been deeply engaged on this topic for several years,” Van Dyke noted. “Our board sees management succession as one of its most critical responsibilities. This plan and the care with which it was developed reflect that commitment. When Bill Cook takes over, it will be ten years since I was named president and eight years since I became CEO.

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Donaldson Company, Inc.
March 24, 2004

The company is running extremely well, our backlogs are strong, and Bill Cook is ready for the job. This is a good time to make the transition.”

        Cook joined Donaldson Company in 1980 and has held various leadership positions including senior vice president, international and chief financial officer and senior vice president of the commercial and industrial group. He has served as general manager of high purity products, director of marketing and operations, director of logistics, as well as director of finance and administration for Donaldson Europe. Cook holds a B.S. in Business Administration and an MBA from Virginia Tech.

        “I can’t think of a better individual to lead our company,” Van Dyke said. “Bill has a broad and deep knowledge of our business, having performed in both staff and operational roles representing both domestic and international perspectives. I have worked with Bill for over twenty years; I know he has the vision, energy and skills to lead Donaldson and continue its track record of success. Selecting an experienced, skillful leader like Bill Cook is the best way to insure this institution’s continued success in the future. There will be no change in senior management’s commitment to our strategy or to the level of performance that has distinguished Donaldson.”

        “I’m both delighted and humbled at being given the honor and responsibility of leading such a great company,” Cook said. “I am looking forward to the opportunity of extending Donaldson’s financial and business success. Bill Van Dyke has been a great mentor and colleague, and I look forward to working closely with him over the next sixteen months.”

About Donaldson Company, Inc.

        Donaldson Company, Inc., headquartered in Minneapolis, is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors, and trucks. Our 10,000 employees contribute to the company’s success at over 30 manufacturing locations around the world. In fiscal year 2003, Donaldson reported sales of more than $1.2 billion and achieved its 14th consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap

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Donaldson Company, Inc.
March 24, 2004

400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

        The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. Any earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company’s current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words “believe,” “expect,” “anticipate,” “intends,” “insure,” “estimate,” “forecast,” “outlook,” “plan,” “promises,” “project,” “should” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Act.

        The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: expectations for executive leadership’s ability to continue delivering strong performance during the leadership transition; risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company’s substantial international operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, including the acquisition of Ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company’s 2003 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further

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Donaldson Company, Inc.
March 24, 2004

cautioned not to place undue reliance on such forward-looking statements as they speak only to the company’s views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.

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